Calculation of Filing Fee Tables

Form F-3

(Form Type)

Tsakos Energy Navigation Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

	Primary Offering of Securities:

Fees to Be Paid	Equity	Common Shares (3)	457(o)	—	—	—	—	—

Fees to Be Paid	Equity	Preferred Shares (4)	457(o)	—	—	—	—	—

Fees to Be Paid	Debt	Debt Securities (5)	457(o)	—	—	—	—	—

Fees to Be Paid	Other	Warrants (6)	457(o)	—	—	—	—	—

Fees to Be Paid	Other	Purchase Contracts	457(o)	—	—	—	—	—

Fees to Be Paid	Other	Rights	457(o)	—	—	—	—	—

Fees to Be Paid	Other	Units(7)	457(o)	—	—	—	—	—

Fees to Be Paid	Other	Depositary Shares	457(o)	—	—	—	—	—

Fees to Be Paid	Unallocated (Universal) Shelf		457(o)	$150,000,000	—	$150,000,000	0.0001102	$16,530

	Resale Offering of Securities to be sold by Selling Shareholders:

Fees to Be Paid	Equity	Common Shares	457(c)	1,411,201	$19.21	$27,109,171.20(8)	0.0001102	$2,987.44

Fees to Be Paid	Equity	Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Shares	457(c)	36,500	$25.36	$925,640(8)	0.0001102	$102.01

Fees to Be Paid	Equity	Series F Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Shares	457(c)	44,000	$25.22	$1,109,680(8)	0.0001102	$122.29

Fees to Be Paid	Total Registration Fee:					$179,144,491		$19,741.74

Carry Forward Securities

	Primary Offering of Securities:

Carry Forward Securities	Equity	Common Shares(3)	415(a)(6)

Carry Forward Securities	Equity	Preferred Shares(4)	415(a)(6)

Carry Forward Securities	Debt	Debt Securities(5)	415(a)(6)

Carry Forward Securities	Other	Warrants(6)	415(a)(6)

Carry Forward Securities	Other	Purchase Contracts	415(a)(6)

Carry Forward Securities	Other	Rights	415(a)(6)

Carry Forward Securities	Other	Units(7)	415(a)(6)

Carry Forward Securities	Other	Depositary Shares	415(a)(6)

Carry Forward Securities	Unallocated (Universal) Shelf(1)(9)		415(a)(6)	$350,000,000	—	$350,000,000	—	—	F-3	333-240253	August 7, 2020	$43,637.62

	Resale Offering of Securities to be sold by Selling Shareholders:

Carry Forward Securities	Equity	Common Shares(9)	415(a)(6)	6,325,604	$8.91	$56,361,132(10)	—	—	F-3	333-240253	August 7, 2020	$24,983.95

Carry Forward Securities	Equity	Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Shares(9)	415(a)(6)	145,000	$19.49	$2,826,050(10)	—	—	F-3	333-240253	August 7, 2020	$415.53

Carry Forward Securities	Equity	Series F Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Shares(9)	415(a)(6)	215,000	$19.59	$4,211,850(10)	—	—	F-3	333-240253	August 7, 2020	$546.70

	Total Registration Fee:					$413,399,032		—

	Total Offering Amounts (Newly Registered Securities)					$179,144,491		$19,741.74

	Total Offering Amounts (Carry Forward Securities)					$413,399,032		—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$19,741.74

(1)

The amount to be registered for primary offering of securities of up to $500,000,000, comprised of $150,000,000 of newly registered securities and $350,000,000 of carry forward securities, consists of an indeterminate amount of common shares, preferred shares, debt securities, warrants, purchase contracts, rights, units and/or depositary shares. There is also being registered hereunder such currently indeterminate number of (i) shares of common shares or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred shares registered hereby, or (ii) shares of debt securities, common shares, preferred shares or units as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers any additional securities that may be offered or issued in connection with any Shares split, share dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)

The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form F-3 under the Securities Act of 1933, as amended.

(3)

Including such indeterminate amount of common shares as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred Shares registered hereby, or upon exercise of warrants registered hereby, as the case may be.

(4)

Including such indeterminate amount of preferred shares as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred Shares registered hereby, or upon exercise of warrants registered hereby, as the case may be.

(5)	Including such indeterminate principal amount of debt securities as may be issued from time to time at indeterminate prices or upon exercise of warrants registered hereby, as the case may be.
(6)

Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for shares of common Shares, preferred Shares, debt securities, or units registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(7)

Each unit will represent an interest in two or more securities registered pursuant to this registration statement, which may or may not be separable from one another. Because the units will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.

(8)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum aggregate offering price of the 1,411,201 common shares, 36,500 Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Shares and 44,000 Series F Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Shares to be sold by the selling shareholders which are newly registered securities for which fees are to be paid is based on the average of the high and low sale prices per share on July 28, 2023.

(9)

Pursuant to Rule 415(a)(6) of the Securities Act of 1933, the securities registered pursuant to this registration statement include, as of the date of filing of this registration statement, $350,000,000 of unsold securities registered for sale by the registrant on the registrant’s Registration Statement on Form F-3 (Registration Statement No. 333-240253) (the “Prior Registration Statement”) and 6,325,604 unsold common shares (the “Carry Forward Resale Common Shares”), 145,000 unsold Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Shares (the “Carry Forward Resale Series E Preferred Shares”) and 215,000 unsold Series F Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Shares (the “Resale Series F Preferred Shares” and together with the Carry Forward Resale Series E Preferred Shares and Carry Forward Resale Common Shares, the “Carry Forward Resale Securities”) for which filing fees of $352.29 were previously paid (based on fee rates previously in effect), registered for sale by selling shareholders previously registered on the Prior Registration Statement. Such previously paid registration fees will continue to be applied to such unsold securities set forth in the preceding sentence. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. If any of such unsold securities are sold pursuant to the Prior Registration Statement after the date of this filing, and prior to the date of effectiveness of this registration statement, the registrant will file a pre-effective amendment to this registration statement which will reduce the number of such unsold securities included on this registration statement and, in the case of sales by the registrant, increase the additional securities registered hereon so that the total amount of securities registered hereon for sale by the registrant will equal $500,000,000, and will pay the additional registration fee resulting therefrom, and in the case of sales by a selling shareholder, reduce the number of such type of shares to be registered hereby for sale by selling shareholders by an amount equivalent to the amount of shares sold.

(10)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The Proposed Maximum Offering Price Per Unit for the Carry-Forward Resale Securities related to the Prior Registration Statement is based on the average of the high and low prices reported on July 24, 2020.